STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

CBD UNLIMITED, INC.

NV

Job:C20181025-1451
October 29, 2018

Special Handling Instructions:
AMD/BL EMAILED BACK R TUIN 10-29-2018

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20180464441-44	10/25/2018 11:47:12 AM	1	$175.00	$175.00
24 Hour Expedite	20180464441-44	10/25/2018 11:47:12 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	540828578936617260305l|	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy	1
Business License	1

CBD UNLIMITED, INC.

NV

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske	**20180464441-44**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **10/25/2018 11:47 AM**
	Entity Number **C18919-1997**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
ENDEXX CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)
Article 1 Name of Corporation shall be changed to CBD Unlimited, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60 %

4. Effective date and time of filing: (optional) Date: 10/01/2018 Time: 8:00 AM
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

CBD UNLIMITED, INC.

Nevada Business Identification # NV19971258048

Expiration Date: September 30, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 29, 2018

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.